UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 27, 2024

Invivyd, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40703	85-1403134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 178 Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 819-0080

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	IVVD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 27, 2024, Invivyd, Inc. (the “Company”) received a deficiency letter (the “Letter”) from the Nasdaq Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the previous 30 consecutive business days, the bid price for the Company’s common stock, $0.0001 par value per share (the “Common Stock”), had closed below the $1.00 per share minimum required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). The Letter has no immediate effect on the listing of the Common Stock, which continues to trade on The Nasdaq Global Market under the symbol “IVVD” at this time.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days from the date of the Letter, or until June 25, 2025, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price for the Common Stock must be at least $1.00 per share for a minimum of ten consecutive business days during the 180-calendar day compliance period.

If the Company does not regain compliance with the Minimum Bid Price Requirement by June 25, 2025, the Company may be eligible for an additional 180 calendar day period to regain compliance. To qualify for this second compliance period, the Company would be required to transfer to The Nasdaq Capital Market (the “Capital Market”) and meet the continued listing requirement for market value of publicly held shares on the Capital Market and all other applicable requirements for initial listing on the Capital Market, except for the Capital Market’s bid price requirement. In addition, the Company would be required to notify Nasdaq of its intent to cure the deficiency during the second compliance period. As part of its review process to determine whether the second compliance period would be granted to the Company, the Staff would make a determination about whether it believes the Company will be able to cure the deficiency. If the Staff concludes that the Company will not be able to cure the deficiency, or if the Company does not regain compliance within the allotted compliance period(s), including any extensions that may be granted by the Staff, the Staff will provide written notice to the Company that the Common Stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearings Panel (a “Panel”). However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by the Staff to a Panel, such appeal would be successful.

The Company intends to actively monitor the closing bid price for the Common Stock and, as appropriate, will consider implementing available options to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement. However, there can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement.

Cautionary Note Regarding Forward-Looking Statements. This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the Company’s ability to regain compliance with the Minimum Bid Price Requirement, the Company’s intentions to actively monitor the closing bid price of the Common Stock, anticipated actions to be taken by Nasdaq, and the Company’s plans to consider implementing available options to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties, including the risk that the Company may not regain compliance with the Minimum Bid Price Requirement, the risk that Nasdaq may not grant the Company relief from delisting if necessary, and the risk that the Company may not ultimately meet applicable Nasdaq requirements if any such relief is necessary, among other risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s most recent annual report on Form 10-K, the Company’s quarterly reports on Form 10-Q, and the Company’s other filings with the U.S. Securities and Exchange Commission (“SEC”), and in its future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this Current Report on Form 8-K are made as of this date, and the Company undertakes no duty to update such information whether as a result of new information, future events or otherwise, except as required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVYD, INC.

Date: December 27, 2024 By: /s/ Jill Andersen

Jill Andersen

Chief Legal Officer and Corporate Secretary